UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 5, 2016

Hooker Furniture Corporation
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	000-25349 (Commission File Number)	54-0251350 (IRS Employer Identification No.)

440 East Commonwealth Boulevard Martinsville, Virginia (Address of Principal Executive Offices)	24112 (Zip Code)

Registrant’s Telephone Number, Including Area Code (276) 632-0459

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On January 5, 2016, Hooker Furniture Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Home Meridian International, Inc. (“Home Meridian”).  The Asset Purchase Agreement provides for the Company to acquire substantially all of the assets of Home Meridian in exchange for $85,000,000 in cash and approximately $15,000,000 in unregistered shares of the Company’s common stock (the “Stock Consideration”), both numbers subject to adjustment for certain working capital estimates provided for in the Asset Purchase Agreement.  The number of shares of common stock issuable at closing for the Stock Consideration will be determined by reference to the mean closing price of the Company’s common stock for the fifteen trading days immediately preceding the closing date.  Under the Asset Purchase Agreement, the Company will also assume certain liabilities of Home Meridian, including approximately $7.8 million of liabilities related to certain retirement plans.  The assumed liabilities do not include the indebtedness (as defined in the Asset Purchase Agreement) of Home Meridian.

The consummation of the transactions contemplated by the Asset Purchase Agreement is subject to certain specified closing conditions, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the receipt of certain third-party consents or approvals, the Company having obtained financing on terms substantially similar to those provided for in the commitment letter discussed herein, the absence of a “material adverse effect” with respect to Home Meridian’s assets and operations and other customary closing conditions, including the accuracy of each party’s representations and warranties and each party’s compliance with its obligations and covenants under the Asset Purchase Agreement.  The transactions contemplated by the Asset Purchase Agreement have previously been approved by Home Meridian’s shareholders and do not require the approval of the Company’s shareholders.

The Asset Purchase Agreement contains customary representations and warranties of each party and certain covenants made by each party.  These covenants include, among other things, an obligation on the part of Home Meridian to operate its business in the ordinary course until closing, non-competition restrictions applicable to Home Meridian, the Company assuming certain of Home Meridian’s employee benefit plans, the Company offering employment to substantially all of Home Meridian’s employees as of closing, and the Company using its reasonable best efforts to obtain financing.

The representations, warranties and covenants included in the Asset Purchase Agreement were made solely for purposes of the agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Asset Purchase Agreement, including exceptions set forth on confidential disclosure schedules.  Accordingly, the Company’s shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of  related facts or circumstances, and should bear in mind that such representations, warranties and covenants were made solely for the benefit of the parties to the Asset Purchase Agreement, were negotiated for purposes of allocating contractual risk among such parties and may be subject to contractual standards of materiality that differ from those generally applicable to shareholders.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date hereof and any such subsequent information may not be fully reflected in the Company’s public disclosures.

The Asset Purchase Agreement can be terminated by either the Company or Home Meridian under the circumstances and subject to the conditions described therein, including the payment of a $1,000,000 termination fee by the Company, if (x) the agreement is terminated by either the Company or Home Meridian at a time when all the conditions to closing have been satisfied except (A) those that by their nature are only capable of being satisfied at Closing and (B) the Company’s condition to receive the requisite financing on terms substantially similar to those provided for in the commitment letter (described below) or alternate financing, or (y)  the agreement is terminated by Seller due to a material breach by the Company of its financing obligations.

The Company and Home Meridian currently anticipate that the transactions contemplated by the Asset Purchase Agreement will close during the first quarter of calendar 2016, but not prior to February 1, 2016.

In connection with its entry into the Asset Purchase Agreement, on January 5, 2016, the Company also entered into a Commitment Letter with Bank of America, N.A. (“BofA”) pursuant to which BofA has committed to provide debt financing for the transactions contemplated by the Asset Purchase Agreement in the form of a $90,000,000 senior credit facility.  The obligation of BofA to provide this debt financing is subject to a number of customary conditions, including the preparation, execution and delivery of certain definitive documentation.

The foregoing descriptions of the Asset Purchase Agreement and Commitment Letter are qualified in their entirety by the full text of the same, which are attached hereto as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities

The issuance of the Stock Consideration has not been and will not be registered under the Securities Act of 1933, as amended, and will be conducted in reliance on the exemption for nonpublic offerings provided by Rule 506 of Regulation D promulgated thereunder and analogous state securities law provisions.

Item 8.01                      Other Events

On January 6, 2016, the Company and Home Meridian issued a press release announcing their entry into the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

This report includes certain forward-looking information that is subject to various risks and uncertainties. Words such as “expect,” “target,” “would,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “may,” “plan,” “predict,” “project,” “should” and similar terms and phrases are used to identify forward-looking statements.   There are a number of factors that could cause actual results to differ from those in the forward-looking statements.  For example, the parties may not be able to obtain any necessary regulatory or third-party consents or approvals or delays in obtaining any such consents or approvals may delay the closing of, or cause the parties to abandon, the transactions contemplated by the Asset Purchase Agreement, or conditions to the closing of the transactions contemplated by the Asset Purchase Agreement or the committed debt financing may not be satisfied.  Accordingly, forward-looking statements are not guarantees or assurances of future outcomes and actual results could differ materially from those indicated by the forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Item 9.01                      Financial Statements and Exhibits

Exhibits
2.1*	Asset Purchase Agreement by and between Hooker Furniture Corporation and Home Meridian International, Inc., dated as of January 5, 2016**

10.1*	Commitment Letter between Hooker Furniture Corporation and Bank of America, N.A., executed by the Company on January 5, 2016

99.1*	Press Release dated January 6, 2016
______________
*	Filed herewith.
**
Pursuant to Rule 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibit 2.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:  Paul A. Huckfeldt
       Paul A. Huckfeldt
       Senior Vice President – Finance and Accounting
       Chief Financial Officer

Date:  January 7, 2016

EXHIBIT INDEX

2.1*	Asset Purchase Agreement by and between Hooker Furniture Corporation and Home Meridian International, Inc., dated as of January 5, 2016**

10.1*	Commitment Letter between Hooker Furniture Corporation and Bank of America, N.A., executed by the Company on January 5, 2016

99.1*	Press Release dated January 6, 2016
______________
*	Filed herewith.
**
Pursuant to Rule 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibit 2.1.